Exhibit 3.3

FIRST AMENDMENT OF TWENTY-SECOND AMENDED AND RESTATED

CERTIFICATE OF LIMITED PARTNERSHIP

OF

THE JONES FINANCIAL COMPANIES, L.L.L.P.

The undersigned, for the purpose of amending the Twenty-Second Amended and Restated Certificate of Limited Partnership under the Missouri Revised Uniform Limited Partnership Act, states the following:

(1)
The name of the limited partnership is The Jones Financial Companies, L.L.L.P., and the limited partnership's charter number is LP0000443.

(2)
The partnership filed the Twenty-Second Amended and Restated Certificate of Limited Partnership with the Missouri Secretary of State on March 18, 2022.

(3)
The Twenty-Second Amended and Restated Certificate of Limited Partnership is hereby amended to reflect the general partner admissions and withdrawals attached hereto on Exhibit A effective as of the dates listed on Exhibit A.

Upon the admissions and withdrawals of said partners, the number of general partners is 590.

In affirmation thereof, the facts stated above are true.

Dated: March 24, 2022

General Partner:

By . /s/Penny Pennington .

Penny Pennington

Managing Partner/Authorized Person/Attorney-in-Fact

EXHIBIT A

Withdrawn General Partners:

Partner Name	Date Withdrawn as General Partner	Address 1 & 2	City, State & Zip
Crump, Kyle Ray	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
Kevin D Bastien Revocable Trust	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
Snapp, Ivan William	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
Wu, Feifei	3/1/2022	12555 Manchester Road	St. Louis, MO 63131

Admitted General Partners:

Partner Name	Date Admitted as General Partner	Address 1 & 2	City, State & Zip
Chubak, David	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
Debra and Kevin Bastien Revocable Trust	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
The Ivan W. Snapp and Danielle G. Snapp Revocable Trust	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
The Kyle R. Crump & Daniece D. Crump Family Trust	3/1/2022	12555 Manchester Road	St. Louis, MO 63131
Toner, Robert	3/1/2022	12555 Manchester Road	St. Louis, MO 63131

Exhibit A to First Amendment of Twenty-Second Amended and Restated

Certificate of Limited Partnership of The Jones Financial Companies, L.L.L.P.